CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement (No. 333-164269) on Form S-3 and Post Effective Amendment No. 2 to Form S-1 on Form S-3 (Registration No. 333-156120) of our report dated March 18, 2013, relating to the consolidated financial statements of Lihua International, Inc. and its subsidiaries (collectively the “Company”) and the effectiveness of the Company’s internal control over financial reporting, which appears in this Annual Report on Form 10-K of the Company for the year ended December 31, 2012.

/s/ Crowe Horwath (HK) CPA Limited

Hong Kong, China

March 18, 2013